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               CONSENT OF CERTIFIED INDEPENDENT PUBLIC ACCOUNTANTS

We have issued our report dated September 6, 2002 accompanying the Consolidated Financial Statements of SofTech, Inc. on Form 10-KSB for the year ended May 31, 2002. We hereby consent to the incorporation by reference of said report in the Registration Statements of SofTech, Inc. on Form S-8 (File Nos. 33-5782, 333-61427 and 333-61417) and on Form S-3 (File No. 333-68179).


                                                          /s/ Grant Thornton LLP

Boston, Massachusetts
September 6, 2002






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